                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT
                             Dated as of May 3, 2002

                                      among

                                 STEPAN COMPANY,
                                as the Borrower,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as the Banks,

                                       and

                                  BANK ONE, NA,
                                    as Agent,

================================================================================

                         BANC ONE CAPITAL MARKETS, INC.
                      as Lead Arranger and Sole Book Runner

================================================================================

                                                      Sidley Austin Brown & Wood

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                                Table of Contents

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ARTICLE I:  DEFINITIONS...........................................................................  1

     1.1     Definitions..........................................................................  1
     1.2     Singular and Plural.................................................................. 14

ARTICLE II:  THE CREDITS.......................................................................... 14

     2.1     Commitment........................................................................... 14
     2.2     Ratable Loans........................................................................ 14
     2.3     Rate Options......................................................................... 14
     2.4     Mandatory Principal Payments......................................................... 14
     2.5     Optional Principal Payments.......................................................... 14
     2.6     Commitment Fee and Reduction of Commitments.......................................... 15
     2.7     Method of Borrowing.................................................................. 15
     2.8     Method of Selecting Rate Options and Interest Periods................................ 15
     2.9     Conversion and Continuation of Outstanding Ratable Advances.......................... 16
     2.10    Minimum Amount of Each Advance....................................................... 17
     2.11    Rate after Default................................................................... 17
     2.12    Method of Payment.................................................................... 17
     2.13    Notes; Telephonic Notices............................................................ 18
     2.14    Interest Payment Dates; Interest Basis............................................... 18
     2.15    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...... 18
     2.16    Lending Installations................................................................ 18
     2.17    Non-Receipt of Funds by the Agent.................................................... 19
     2.18    Swing Line Loans..................................................................... 19
     2.19    Competitive Bid Advances............................................................. 21
     2.20    Facility LCs......................................................................... 24
     2.21    Increase of Commitments.............................................................. 28

ARTICLE III: CHANGE IN CIRCUMSTANCES.............................................................. 29

     3.1     Yield Protection..................................................................... 29
     3.2     Availability of Rate Options......................................................... 30
     3.3     Funding Indemnification.............................................................. 30
     3.4     Taxes................................................................................ 30
     3.5     Bank Certificates; Survival of Indemnity............................................. 32

ARTICLE IV:  CONDITIONS PRECEDENT................................................................. 32

     4.1     Initial Credit Extension............................................................. 32
     4.2     Each Credit Extension................................................................ 33

ARTICLE V:  REPRESENTATIONS AND WARRANTIES........................................................ 34

     5.1     Existence and Standing............................................................... 34
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     5.2     Authorization and Validity........................................................... 34
     5.3     No Conflict; Government Consent...................................................... 34
     5.4     Financial Statements................................................................. 35
     5.5     Material Adverse Change.............................................................. 35
     5.6     Taxes................................................................................ 35
     5.7     Litigation........................................................................... 35
     5.8     Subsidiaries......................................................................... 35
     5.9     ERISA................................................................................ 36
     5.10    Accuracy of Information.............................................................. 36
     5.11    Regulation U......................................................................... 36
     5.12    Material Agreements.................................................................. 36
     5.13    Subordinated Indebtedness............................................................ 36
     5.14    Compliance with Environmental Laws................................................... 36
     5.15    Compliance With Laws................................................................. 36
     5.16    Ownership of Properties.............................................................. 37
     5.17    Plan Assets; Prohibited Transactions................................................. 37
     5.18    Investment Company Act............................................................... 37
     5.19    Public Utility Holding Company Act................................................... 37

ARTICLE VI:  COVENANTS............................................................................ 37

     6.1     Financial Reporting.................................................................. 37
     6.2     Use of Proceeds...................................................................... 39
     6.3     Financial Covenants.................................................................. 39
     6.4     Notice of Default.................................................................... 39
     6.5     Conduct of Business.................................................................. 39
     6.6     Taxes................................................................................ 40
     6.7     Insurance............................................................................ 40
     6.8     Compliance with Laws................................................................. 40
     6.9     Maintenance of Properties............................................................ 40
     6.10    Inspection........................................................................... 40
     6.11    Dividends............................................................................ 40
     6.12    Indebtedness......................................................................... 41
     6.13    Mergers and Consolidations........................................................... 42
     6.14    Sale of Assets....................................................................... 43
     6.15    Sale and Leaseback................................................................... 43
     6.16    Investments.......................................................................... 43
     6.17    Guaranties........................................................................... 44
     6.18    Liens................................................................................ 44
     6.19    Purchase of Stocks................................................................... 46
     6.20    Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries...... 46
     6.21    Affiliates........................................................................... 47
     6.22    Addition of Guarantors............................................................... 47
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                                Table of Contents
                                  (continued)

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ARTICLE VII: DEFAULTS............................................................................. 47

     7.1     Breach of Representations and Warranties............................................. 47
     7.2     Payment Default...................................................................... 47
     7.3     Breach of Certain Covenants.......................................................... 47
     7.4     Breach of Other Provisions........................................................... 47
     7.5     Default on Material Indebtedness..................................................... 48
     7.6     Voluntary Insolvency Proceedings..................................................... 48
     7.7     Involuntary Insolvency Proceedings................................................... 48
     7.8     Condemnation......................................................................... 48
     7.9     Judgments............................................................................ 48
     7.10    ERISA Matters........................................................................ 48
     7.11    Change of Control.................................................................... 48
     7.12    Off-Balance Sheet Liabilities........................................................ 49
     7.13    Guarantor Revocation................................................................. 49

ARTICLE VIII: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................................... 49

     8.1     Acceleration; Facility LC Collateral Account......................................... 49
     8.2     Amendments........................................................................... 50
     8.3     Preservation of Rights............................................................... 51

ARTICLE IX:  GENERAL PROVISIONS................................................................... 51

     9.1     Survival of Representations.......................................................... 51
     9.2     Governmental Regulation.............................................................. 51
     9.3     Taxes................................................................................ 51
     9.4     Headings............................................................................. 51
     9.5     Entire Agreement..................................................................... 51
     9.6     Several Obligations.................................................................. 51
     9.7     Expenses; Indemnification............................................................ 52
     9.8     Numbers of Documents................................................................. 52
     9.9     Accounting........................................................................... 52
     9.10    Severability of Provisions........................................................... 52
     9.11    Nonliability of Banks................................................................ 52
     9.12    Confidentiality...................................................................... 53
     9.13    Nonreliance.......................................................................... 53
     9.14    Disclosure........................................................................... 53

ARTICLE X:  THE AGENT............................................................................. 53

     10.1    Appointment; Nature of Relationship.................................................. 53
     10.2    Powers............................................................................... 54
     10.3    General Immunity..................................................................... 54
     10.4    No Responsibility for Loans, Recitals, etc........................................... 54
     10.5    Action on Instructions of Banks...................................................... 54
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     10.6    Employment of Agents and Counsel..................................................... 54
     10.7    Reliance on Documents; Counsel....................................................... 55
     10.8    Agent's Reimbursement and Indemnification............................................ 55
     10.9    Notice of Default.................................................................... 55
     10.10   Rights as a Bank..................................................................... 55
     10.11   Bank Credit Decision................................................................. 55
     10.12   Successor Agent...................................................................... 56
     10.13   Agent's Fee.......................................................................... 56
     10.14   Delegation to Affiliates............................................................. 56
     10.15   Release of Guarantors................................................................ 56

ARTICLE XI:  SETOFF; RATABLE PAYMENTS............................................................. 57

     11.1    Setoff............................................................................... 57
     11.2    Ratable Payments..................................................................... 57

ARTICLE XII: NOTICES.............................................................................. 58

     12.1    Notices.............................................................................. 58
     12.2    Change of Address.................................................................... 58

ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................................... 58

     13.1    Successors and Assigns............................................................... 58
     13.2    Participations....................................................................... 59
     13.3    Assignments.......................................................................... 59
     13.4    Dissemination of Information......................................................... 61
     13.5    Tax Treatment........................................................................ 61

ARTICLE XIV: COUNTERPARTS......................................................................... 61

ARTICLE XV:  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL......................... 61

     15.1    CHOICE OF LAW........................................................................ 61
     15.2    CONSENT TO JURISDICTION.............................................................. 61
     15.3    WAIVER OF JURY TRIAL................................................................. 62
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                                       iv

                                 STEPAN COMPANY
                           REVOLVING CREDIT AGREEMENT
                                   DATED AS OF
                                   May 3, 2002

     This Revolving Credit Agreement, dated as of May 3, 2002, is entered into by and among Stepan Company, the Banks and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent and as LC Issuer. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

          1.1     Definitions. As used in this Agreement:

     "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) offered by such Bank and accepted by the Company pursuant to Section 2.19.

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Banks to the Company at the same time and for the same Absolute Rate Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.19.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 1 and not more than 30 days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a Ratable Advance or a Competitive Bid Advance. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

                                                      Sidley Austin Brown & Wood

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     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract, or otherwise.

     "Agent" means Bank One in its capacity as contractual representative for the Banks pursuant to Article X, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of the Banks hereunder, as adjusted from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

     "Agreement" means this revolving credit agreement, as it may be amended from time to time.

     "Agreement Accounting Principles" means generally accepted principles of accounting in effect at the time of the preparation of the financial statements referred to in Section 5.4, applied in a manner consistent with that used in preparing such statements. If any change in accounting principles from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition and operations shall be the same after such changes as if such changes had not been made.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Ratable Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

                                                      Sidley Austin Brown & Wood
                                       -2-

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     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the President, Vice President - Finance or the Vice President and Corporate Controller of the Company, acting singly.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Banks" means the lending institutions listed on the signature pages of this Agreement as amended from time to time and their respective successors and assigns. Unless otherwise specified, the term "Banks" includes Bank One in its capacity as Swing Line Lender.

     "Borrowing Date" means a date on which a Credit Extension is made hereunder.

     "Borrowing Notice" means a Competitive Bid Borrowing Notice or a Ratable Borrowing Notice, as the context may require.

     "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

     "Closing Date" means May 3, 2002.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Bank, the obligation of the Bank to make Ratable Loans to, and participate in Facility LCs issued upon the application of, the Company in an aggregate amount not exceeding the amount set forth on the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 13.3.1, as such amount may be modified from time to time.

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                                       -3-

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     "Commitment Schedule" means the Schedule identifying each Bank's Commitment as of the Closing Date attached hereto and identified as such.

     "Company" means Stepan Company, a Delaware corporation, and its successors and assigns.

     "Competitive Bid Advance" means a borrowing hereunder made by some or all of the Banks on the same Borrowing Date and consisting of the aggregate amount of the several Competitive Bid Loans of the same Type and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.19(F).

     "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate (adjusted for reserve costs, if applicable) offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     "Competitive Bid Note" means any promissory note issued at the request of a Bank pursuant to Section 2.13 to evidence its Competitive Bid Loans in the form of Exhibit A-2 hereto.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit G hereto completed and delivered by a Bank to the Agent in accordance with Section 2.19(D).

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit E hereto completed and delivered by the Company to the Agent in accordance with Section 2.19(B).

     "Consolidated Capitalization" means the sum of (i) Consolidated Funded Indebtedness plus (ii) Consolidated Tangible Net Worth plus (iii) long-term deferred tax liabilities for the Company and its Restricted Subsidiaries.

     "Consolidated Current Liabilities" means, at any date as of which the amount thereof is to be determined, the amount which would be set forth as current liabilities on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles.

     "Consolidated Earnings Before Interest and Taxes" means, for any fiscal quarter, the sum of (i) earnings before income taxes for such fiscal quarter, plus (ii) Consolidated Interest Expense for such fiscal quarter less (iii) equity earnings of Unrestricted Subsidiaries of the Company for such quarter determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with Agreement Accounting Principles.

                                                      Sidley Austin Brown & Wood
                                       -4-

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     "Consolidated Tangible Assets" means, as at any date as of which the amount thereof is to be determined, an amount equal to the amount by which (a) the aggregate amount at which all assets of the Company and the Restricted Subsidiaries would be set forth on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles, exceeds (b) the sum of the amounts which would be set forth on such consolidated balance sheet as (i) any surplus resulting from any writeup of assets and (ii) the aggregate value of all patents, licenses, trade names, trademarks, copy-rights, good will and deferred charges (including, but not limited to, unamortized debt discount and expenses, organizational expenses and experimental and developmental expenses, but excluding prepaid expenses).

     "Consolidated Tangible Net Worth" means, at any date as of which the amount thereof is to be determined, (a) the sum of the amounts which would be set forth as preferred stock, common stock, capital in excess of par value or paid-in surplus and retained earnings on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles, minus (b) the sum of the amounts which would be set forth on such consolidated balance sheet as (i) the cost of any shares of the Company's common stock held in the treasury, (ii) any surplus resulting from any writeup of assets, (iii) the aggregate value of all patents, licenses, trade names, trademarks, copy-rights, good will and deferred charges (including, but not limited to, unamortized debt discount and expenses, organizational expenses and experimental and developmental expenses, but excluding prepaid expenses), and (iv) other comprehensive income or expense (as defined by GAAP), in each case determined in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Current Indebtedness" means all Indebtedness other than Funded Indebtedness, and, without limitation, shall include (i) all Indebtedness maturing on demand or within one year after the date as of which such determination is made, (ii) final maturities and prepayments of Indebtedness and sinking fund payments and (iii) all other items (including taxes accrued as estimated) which, in accordance with Agreement Accounting Principles, would be included as Consolidated Current Liabilities.

                                                      Sidley Austin Brown & Wood
                                       -5-

     "Default" means an event described in Article VII.

     "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means a Eurodollar Ratable Advance, a Eurodollar Bid Rate Advance, or both, as the context may require.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association LIBOR Rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, provided that, if no such British Bankers' Association LIBOR Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's relevant Eurodollar Ratable Loan, or, in the case of a Eurodollar Bid Rate Advance, the amount of the Eurodollar Bid Rate Advance requested by the Company, and having a maturity equal to such Eurodollar Interest Period.

     "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Bank for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Competitive Bid Margin offered by such Bank and accepted by the Company.

     "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Bid Rate Loan" means a Loan which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

                                                      Sidley Austin Brown & Wood
                                       -6-

     "Eurodollar Loan" means a Eurodollar Ratable Loan or a Eurodollar Bid Rate Loan, or both, as the context may require an Advance or a Loan, as the case may be, which, except as otherwise provided in Section 2.11, bears interest at a Eurodollar Rate.

     "Eurodollar Ratable Advance" means a Ratable Advance which bears interest at a Eurodollar Rate requested by the Company pursuant to Section 2.8.

     "Eurodollar Ratable Loan" means a Ratable Loan which bears interest at a Eurodollar Rate requested by the Company pursuant to Section 2.8.

     "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin.

     "Existing Credit Agreement" means that certain Revolving Credit Agreement dated as of January 9, 1998, among the Company, Bank One, NA (formerly known as The First National Bank of Chicago) as agent for the banks, and the banks party thereto, as amended through the Closing Date.

     "Facility LC" is defined in Section 2.20(A).

     "Facility LC Application" is defined in Section 2.20(C).

     "Facility LC Collateral Account" is defined in Section 2.20(J).

     "Facility Termination Date" means May 2, 2007 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case, changing when and as the Alternate Base Rate changes. "Floating Rate Advance" and "Floating Rate Loan" mean an Advance or a

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                                       -7-

Loan, as the case may be, which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Foreign Subsidiary" means a Subsidiary of the Company which is not a Domestic Subsidiary.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funded Indebtedness" means any liabilities or Indebtedness secured or unsecured with a maturity due date or expiration more than one year from any date of determination, including Capitalized Leases, (i) minus long-term deferred tax liabilities and (ii) plus Guarantees and Unfunded Liabilities. Funded Indebtedness determined on a consolidated basis for the Company and its Restricted Subsidiaries will be referred to herein as "Consolidated Funded Indebtedness".

     "GAAP" is defined in Section 6.1.

     "Guarantor" means the Company and each Restricted Subsidiary of the Company (other than an SPV) that is a Domestic Subsidiary as of the Closing Date and each other Restricted Subsidiary that has become a guarantor of the Obligations hereunder in accordance with the terms of Section 6.22.

     "Guaranty" means that certain Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor (other than the Company) in favor of the Agent for the benefit of itself and the Banks, in form and substance acceptable to the Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations (vi) Off-Balance Sheet Liabilities, and (vii) obligations for which such Person is obligated pursuant to a Contingent Obligation or pursuant to a Letter of Credit.

     "Interest Expense" means with respect to any period for which the amount thereof is to be determined, an amount equal to interest expense on Indebtedness, including payments in the nature of interest under Capitalized Lease Obligations and the discount or implied interest component of Off-Balance Sheet Liabilities, as determined in accordance with Agreement Accounting Principles. Interest Expense determined on a consolidated basis for the Company and its Restricted Subsidiaries will be referred to herein as "Consolidated Interest Expense."

     "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

     "Investment" of a Person means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade),

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                                       -8-

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deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit F hereto, completed and delivered by the Agent to the Banks in accordance with Section 2.19(C).

     "LC Fee" is defined in Section 2.20(D).

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.20(E).

     "Lending Installation" means any office, branch, subsidiary or affiliate of any Bank or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Bank, such Bank's loan made pursuant to
Article II (or, in the case of any Ratable Loan, any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Notes, the Guaranty and the Facility LC Applications, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Modify" and "Modification" are defined in Section 2.20(A).

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Notes" means, collectively, all of the Competitive Bid Notes, all of the Ratable Notes and any note issued to the Swing Line Lender, in each case, which may be issued hereunder, and

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                                       -9-

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"Note" means any one of the Notes, including any amendment, modification, renewal or replacement thereof.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid commitment fees and all other obligations of the Company to the Banks or to any Bank, the LC Issuer or the Agent arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts or any other obligation of such Person or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of
(i) the aggregate principal amount of its Loans (including all Ratable Loans and Competitive Bid Loans of such Bank) outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

     "Phthalic Anhydride Line" means any product manufactured by the Company from Orthoxylene.

     "Payment Date" means the last day of January, April, July, and October.

     "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

     "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Company or any Subsidiary may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

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                                      -10-

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     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Bank, a portion equal to a fraction the numerator of which is such Bank's Commitment and the denominator of which is the Aggregate Commitment.

     "Ratable Advance" means a borrowing hereunder (i) made by the Banks on the same Borrowing Date, or (ii) converted or continued by the Banks on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of Eurodollar Ratable Loans, for the same Interest Period.

     "Ratable Borrowing Notice" is defined in Section 2.8.

     "Ratable Loan" means a Loan made by a Bank pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

     "Ratable Note" means any promissory note issued at the request of a Bank pursuant to Section 2.13 to evidence its Ratable Loans in the form of Exhibit A-1 hereto.

     "Rate Option" means the Eurodollar Rate or the Floating Rate.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker-dealers for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Company then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such

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                                      -11-

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events as to which the PBGC has by regulation waived the requirement of Section
4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Internal Revenue Code.

     "Required Banks" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the Aggregate Outstanding Credit Exposure.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities as defined in Regulation D).

     "Restricted Subsidiary" means any Subsidiary of the Company which (i) is organized under the laws of any state of the United States of America or under the laws of Canada or any province thereof, (ii) has substantially all of its assets located within, and operates substantially within, the United States of America or Canada, (iii) at least 50% of the outstanding voting stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, by one or more of its Wholly-Owned Restricted Subsidiaries or by the Company and one or more of its Wholly-Owned Restricted Subsidiaries, and (iv) which the Company designates as a Restricted Subsidiary; provided, however, that the Company may not subsequently change the description of any such Subsidiary from Restricted Subsidiary to Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

     "SPV" means any special purpose entity established in connection with the incurrence of Off-Balance Sheet Liabilities permitted under the terms of this Agreement.

     "Stepan Family" means the Estate of Mary Louise Stepan, F. Quinn Stepan and family, Paul H. Stepan and family, Charlotte Stepan Flanagan and family, Mary Louise Wehman and family, Alfred C. Stepan III and family, John A. Stepan and family, Stratford E. Stepan and family and Stepan Venture I and Stepan Venture II.

     "Subordinated Indebtedness" means any Indebtedness the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Banks.

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                                      -12-

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     "Subsidiary" means (i) any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     "Swing Line Borrowing Notice" is defined in Section 2.18(B).

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

     "Swing Line Lender" means Bank One or such other Bank which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Company by the Swing Line Lender pursuant to Section 2.18.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding in the case of each Bank or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Bank or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Bank's principal executive office or such Bank's applicable Lending Installation is located.

     "Transferee" is defined in Section 13.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, an Absolute Rate Advance, a Eurodollar Bid Rate Advance or a Eurodollar Ratable Advance, and with respect to any Loan, its nature as a Floating Rate Loan, an Absolute Rate Loan, a Eurodollar Bid Rate Loan or a Eurodollar Ratable Loan.

     "Unfriendly Acquisition" means any Acquisition unless the board of directors (or other person exercising similar functions) of the issuer of the securities to be acquired shall have approved such Acquisition and recommended it to the holders of the securities to be acquired.

     "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and Subsidiaries.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

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     "Unrestricted Subsidiary" means any Subsidiary other than a Restricted
Subsidiary.

     "Wholly-Owned Subsidiary" means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or (ii) any partnership, limited liability company, association joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          1.2 Singular and Plural. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE II:  THE CREDITS

          2.1 Commitment. From and including the Closing Date and prior to the Facility Termination Date, (i) each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make Ratable Loans to the Company from time to time, and (b) to participate in Facility LCs issued upon the request of the Company from time to time, provided, that, after giving effect to the making of each such Ratable Loan and the issuance of each such Facility LC, such Bank's Outstanding Credit Exposure shall not exceed its Commitment, and
(ii) each Bank may, in its sole discretion, make bids to make Competitive Bid Loans to the Company in accordance with Section 2.19. In no event may the Aggregate Outstanding Credit Exposure (including, without limitation, the Ratable Advances and the Competitive Bid Advances) exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

          2.2 Ratable Loans. Each Ratable Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The aggregate outstanding amount of Competitive Bid Advances shall reduce each Bank's Commitment ratably in the proportion such Bank's Commitment bears to the Aggregate Commitment regardless of which Bank or Banks make such Competitive Bid Advances.

          2.3 Rate Options. The Ratable Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Company in accordance with Section 2.8, or Swing Line Loans selected by the Company in accordance with Section 2.18.

          2.4 Mandatory Principal Payments. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Company on the Facility Termination Date.

          2.5 Optional Principal Payments. The Company may from time to time pay all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $100,000 or any integral multiple thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Day's prior notice to the Agent without penalty or premium. The Company may at any time pay, without penalty or

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                                      -14-

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premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment. The Company may from time to time pay, subject to the payment of any fundings indemnification amounts required by
Section 3.3 but without penalty or premium, all outstanding Eurodollar Ratable Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Ratable Advances upon three Business Days' prior notice to the Agent. A Competitive Bid Loan may not be prepaid prior to the last day of the applicable Interest Period.

          2.6 Commitment Fee and Reduction of Commitments. The Company agrees to pay to the Agent on each Payment Date for the account of each Bank a commitment fee at a per annum rate equal to the Applicable Fee Rate multiplied by the Available Aggregate Commitment from the Closing Date through and including the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full; provided, that Swing Line Loans and Competitive Bid Loans shall not count as usage of any Bank's Commitment for the purpose of calculating the commitment fee due hereunder. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks, in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Banks to make Credit Extensions hereunder.

          2.7 Method of Borrowing. Not later than noon Chicago time on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XII. The Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

          2.8 Method of Selecting Rate Options and Interest Periods. The Company shall select the Rate Option for Ratable Advances and, in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto from time to time. The Company shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 11:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three (3) Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 12:00 noon (Chicago time) on the Borrowing Date for a Floating Rate Advance (other than a Swing Line Loan) if the Company is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.19, and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 12:00 noon (Chicago time) three (3) Business Days before the Borrowing Date for a Eurodollar Ratable Advance if the Company is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.19. A Ratable Borrowing Notice shall specify:

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                                      -15-

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          (i)     the Borrowing Date, which shall be a Business Day, of such
     Ratable Advance,

          (ii)    the aggregate amount of such Ratable Advance,

          (iii)   the Rate Option selected for such Ratable Advance, and

          (iv) in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto.

Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Ratable Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Ratable Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

          2.9 Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Ratable Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.5. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Ratable Advance is or was repaid in accordance with Section 2.5 or (y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Company may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) or into a Eurodollar Ratable Advance. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Ratable Advance or continuation of a Eurodollar Ratable Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,

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                                      -16-

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          (ii)    the aggregate amount and Rate Option selected for the Ratable
     Advance which is to be converted or continued, and

          (iii) the amount of such Ratable Advance which is to be converted into or continued as a Eurodollar Ratable Advance and the duration of the Interest Period applicable thereto.

          2.10 Minimum Amount of Each Advance. Each Eurodollar Ratable Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Competitive Bid Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof). The Company shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than five (5) separate Fixed Rate Advances would be outstanding.

          2.11 Rate after Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Banks may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 8.2 requiring unanimous consent of the Banks to changes in interest rates), declare that no Ratable Advance may be made as, converted into or continued as a Eurodollar Ratable Advance. During the continuance of a Default the Required Banks may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 8.2 requiring unanimous consent of the Banks to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Bank.

          2.12 Method of Payment. All payments of principal, interest, and fees hereunder shall be made in immediately available funds, by noon (local time) on the date when due and shall (except with respect to (i) repayments of Swing Line Loans and (ii) Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Banks, or as otherwise specifically required hereunder) be made ratably among the Banks entitled thereto, to the Agent at the Agent's address specified pursuant to Article XII or at any other Lending Installation of the Agent specified in writing by the Agent to the Company. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds which the Agent received at its address specified pursuant to Article XII or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section
2.12 shall also

                                                      Sidley Austin Brown & Wood
                                      -17-

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be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Company to the LC Issuer pursuant to Section 2.20(F).

          2.13 Notes; Telephonic Notices. Each Bank is hereby authorized to record the principal amount of each of its Credit Extensions and each repayment on the schedule attached to its Note provided, however, that the failure to so record shall not affect the Company's obligations under such Note. The Company hereby authorizes the Banks and the Agent to extend Credit Extensions, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks in response to any telephonic notice, the records of the Agent and the Banks shall govern absent manifest error.

          2.14 Interest Payment Dates; Interest Basis. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.15 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Swing Line Borrowing Notice, Competitive Bid Borrowing Notice, conversion/continuation notice and repayment notice received by it hereunder. The Agent will notify each Bank of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Prime Rate.

          2.16 Lending Installations. Each Bank may book its Credit Extensions at any Lending Installation selected by such Bank and the LC Issuer may book the Facility LCs at any Lending Installation selected by the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Bank or the LC Issuer, as the case may be, for the benefit of such Lending Installation. Each Bank and the LC Issuer may, by written or telex

                                                      Sidley Austin Brown & Wood
                                      -18-
notice to the Agent and the Company, designate a Lending Installation through which Credit Extensions will be made by it and for whose account payments with respect to Credit Extensions are to be made.

          2.17 Non-Receipt of Funds by the Agent. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Credit Extension or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day for the first three days and thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

          2.18    Swing Line Loans.

          (A) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the Closing Date and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Company from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Ratable Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

          (B) Borrowing Notice. The Company shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $500,000 and in integral multiples of $100,000 in excess thereof. The Swing Line Loans shall bear interest at a rate per annum equal to (a) the Floating Rate or such other rate as shall be agreed to by the Swing Line Lender and the Company plus
     (b) the then Applicable Margin for Floating Rate Loans, changing as and when the Applicable Margin changes.

                                                      Sidley Austin Brown & Wood
                                      -19-

          (C) Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Bank by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to
     Article XII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Company on the Borrowing Date at the Agent's aforesaid address.

          (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on or before the seventh (7th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require each Bank (including the Swing Line Lender) to make a Ratable Loan in the amount of such Bank's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this Section 2.18(D), each Bank shall make available its required Ratable Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to
     Article XII. Ratable Loans made pursuant to this Section 2.18(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Bank shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Bank's obligation to make Ratable Loans pursuant to this Section 2.18(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or
     (d) any other circumstances, happening or event whatsoever. In the event that any Bank fails to make payment to the Agent of any amount due under this Section 2.18(D), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent receives such payment from such Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Bank fails to make payment to the Agent of any amount due under this Section 2.18(D), such Bank shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Ratable Loan, and such interest and participation may be recovered from such Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Company shall repay in full the outstanding principal balance of the Swing Line Loans.

                                                      Sidley Austin Brown & Wood
                                      -20-

          2.19    Competitive Bid Advances.

          (A) Competitive Bid Option. In addition to Ratable Advances pursuant to this Article II, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.19, request the Banks, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to the Company. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this
     Section 2.19. Each Competitive Bid Advance shall be repaid by the Company on the last day of the Interest Period applicable thereto.

          (B) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Section 2.19, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (ii) 9:00 a.m. (Chicago time) on the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying:

                  (a) the proposed Borrowing Date, which shall be a Business Day, for such Competitive Bid Advance,

                  (b) the aggregate principal amount of such Competitive Bid Advance,

                  (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both, and

                  (d) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

     The Company may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and the Agent shall promptly notify the Company of such rejection.

          (C) Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.19(B), the Agent shall send to each of the Banks by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
     Section 2.19.

          (D)     Submission and Contents of Competitive Bid Quotes.

                                                      Sidley Austin Brown & Wood
                                      -21-

          (i) Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.19(D) and must be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XII not later than (a) 10:30 a.m. (Chicago time) at least three
     (3) Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 10:30 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Agent may agree); provided that Competitive Bid Quotes submitted by Bank One may only be submitted if the Agent or Bank One notifies the Company of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Banks. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

          (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

                  (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                  (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Bank, (2) must be at least $500,000 and an integral multiple of $100,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                  (c) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,

                  (d) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Company,

                  (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan,

                  (f) the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Bank which may be accepted by the Company, and

                  (g)     the identity of the quoting Bank.

          (iii)   The Agent shall reject any Competitive Bid Quote that:

                  (a) is not substantially in the form of Exhibit G hereto or does not specify all of the information required by this Section 2.19(D)(ii),

                                                      Sidley Austin Brown & Wood
                                      -22-

                  (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit G hereto,

                  (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                  (d)     arrives after the time set forth in Section
          2.19(D)(i).

     If any Competitive Bid Quote shall be rejected pursuant to this Section 2.19(D)(iii), then the Agent shall notify the relevant Bank of such rejection as soon as practical.

          (E) Notice to Company. The Agent shall promptly notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.19(D) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

          (F) Acceptance and Notice by Company. Not later than (i) 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Agent may agree), the Company shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.19(E); provided, however, that the failure by the Company to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.19(D)(ii)(d)); provided that:

                  (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                  (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

                  (c) the Company may not accept any offer that is described in Section 2.19(D)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                                                      Sidley Austin Brown & Wood
                                      -23-

          (G) Allocation by Agent. If offers are made by two or more Banks with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Agent may deem appropriate) ratably based on each such Banks' Pro Rata Share as a percentage of the aggregate of the Pro Rata Shares of all such Banks; provided, however, that no Bank shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.

          2.20    Facility LCs.

          (A) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of the Company; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided, that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (x) above.

          (B) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          (C) Notice. Subject to Section 2.20(A), the Company shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Facility

                                                      Sidley Austin Brown & Wood
                                      -24-

     LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          (D) LC Fees. The Company shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares,
     (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Ratable Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a letter of credit fee at a per annum rate equal to seventy-five percent (75%) of the Applicable Margin for Eurodollar Ratable Loans in effect from time to time on the average daily undrawn stated amount under such commercial Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence an "LC Fee"). The Company shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.15% of the initial stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

          (E) Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Company and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for
     (i) such Bank's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Company pursuant to Section 2.20(F) below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer's demand for such Reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business

                                                      Sidley Austin Brown & Wood
                                      -25-

     Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

          (F) Reimbursement by Company. The Company shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Company nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20(E). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article
     IV), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

          (G)     Obligations Absolute. The Company's obligations under this
     Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC. The Company further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and the Company's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Company or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Company agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross

                                                      Sidley Austin Brown & Wood
                                      -26-
     negligence or willful misconduct, shall be binding upon the Company and shall not put the LC Issuer or any Bank under any liability to the Company. Nothing in this Section 2.20(G) is intended to limit the right of the Company to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20(F).

          (H) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

          (I) Indemnification. The Company hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the LC Issuer or the Agent may incur (or which may be claimed against such Bank, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Company may have against any defaulting Bank) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Bank, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this

                                                      Sidley Austin Brown & Wood
                                      -27-

     Section 2.20(I) is intended to limit the obligations of the Company under any other provision of this Agreement.

          (J) Banks' Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

          (K) Facility LC Collateral Account. The Company agrees that it will, upon the request of the Agent or the Required Banks and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Banks in respect of any Facility LC, maintain a special, interest-bearing collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
     Article XII, in the name of such Company but under the sole dominion and control of the Agent, for the benefit of the Banks and in which such Company shall have no interest other than as set forth in Section 8.1. The Company hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Banks and the LC Issuer, a security interest in all of the Company's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20(K) shall either obligate the Agent to require the Company to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

          (L) Rights as a Bank. In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.


          2.21 Increase of Commitments. At any time prior to the Facility Termination Date, the Company may, on the terms set forth below, request that the Aggregate Commitment hereunder be increased; provided, that (i) the Aggregate Commitment hereunder at no time shall exceed $75,000,000 minus the aggregate amount of all reductions in the Aggregate Commitment previously made pursuant to section 2.6, (ii) each such request shall be in a minimum amount of at least $5,000,000 and in increments of $1,000,000 in excess thereof, (iii) an increase in the Aggregate Commitment hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing, (iv) no Bank's Commitment shall be increased under this Section 2.11(d) without its consent. In the event of such a requested increase in the Aggregate Commitment, any financial institution (including, without limitation, any existing Bank) which the Company and the Agent invite to become a Bank or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Company and the Agent. In

                                                      Sidley Austin Brown & Wood
                                      -28-
the event that the Company and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment (i) the Company, the Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Banks for all purposes under this Agreement, and setting forth such additional provisions as the Agent and the Company shall consider reasonably appropriate and (ii) the Company shall furnish, if requested, a new Note to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Bank whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments (including, without limitation, the Agent administering the reallocation of any outstanding Loans ratably among the Banks after giving effect to each such increase in the Aggregate Commitment, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Company), this Agreement shall be deemed to be amended accordingly.

                      ARTICLE III:  CHANGE IN CIRCUMSTANCES

          3.1 Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of any Bank with such,

          (i) subjects any Bank, the LC Issuer or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments to any Bank or the LC Issuer in respect of its Credit Extensions (including any participations in Facility LCs) or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, the LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Bank, the LC Issuer or any applicable Lending Installation of making, funding or maintaining Credit Extensions (including any participations in Facility LCs) or reduces any amount receivable by any Bank, the LC Issuer or any applicable Lending Installation in connection with Credit Extensions (including any participations in Facility LCs), or requires any Bank, the LC Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of Credit Extensions (including any participations in Facility LCs) held or interest received by it, by an amount deemed material by such Bank or the LC Issuer, except any special charge imposed on a Bank or the LC Issuer separate from the Assessment Rate that is imposed on such Bank or the LC Issuer, as applicable, as a result of its non-performing loans or

                                                      Sidley Austin Brown & Wood
                                      -29-

          (iv) affects the amount of capital required or expected to be maintained by any Bank, the LC Issuer or Lending Office or any corporation controlling any Bank or the LC Issuer and such Bank or the LC Issuer, as applicable, determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Credit Extensions (including any participations in Facility LCs) hereunder or of commitments of this type, then, within 15 days of demand by such Bank or the LC Issuer, as applicable, the Company shall pay such Bank or the LC Issuer, as applicable, that portion of such increased expense incurred (including, in the case of Section 3.1(iv), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such change in regulation after taking into account such Bank's or the LC Issuer's policies as to capital adequacy) or reduction in an amount received which such Bank or the LC Issuer, as applicable, determines is attributable to making, funding and maintaining its Credit Extensions and its Commitment. The Company will not be liable for any amounts incurred by the Banks or the LC Issuer more than one year prior to the receipt by the Company of a notice from the Bank or the LC Issuer, as applicable, demanding payment of such amounts.

          3.2 Availability of Rate Options. If (x) any Bank determines that maintenance of its Eurodollar Ratable Loans or Eurodollar Bid Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) any Bank determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) a Rate Option does not accurately reflect the cost of making or maintaining a Credit Extension at such Rate Option, then the Agent shall, in the case of clause (x) above, suspend the availability of the affected Rate Option and require any Eurodollar Ratable Advances or Eurodollar Bid Rate Advances outstanding under an affected Rate Option to be repaid, subject to the payment of any funding indemnification amounts required by Section 3.3, and in the case of clause (y) above, suspend the availability of Eurodollar Ratable Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.3.

          3.3 Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

          3.4     Taxes.

          (i) All payments by the Company to or for the account of any Bank, the LC Issuer or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions

                                                      Sidley Austin Brown & Wood
                                      -30-

(including deductions applicable to additional sums payable under this Section 3.5) such Bank, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Company shall make such deductions, (c) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

          (iii) The Company hereby agrees to indemnify the Agent, the LC Issuer and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Bank makes demand therefor pursuant to Section 3.5.

          (iv) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not more than ten Business Days after the Closing Date, or, if later, not more than ten Business Days after becoming a Bank hereunder, (i) deliver to each of the Company and the Agent two (2) duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was

                                                      Sidley Austin Brown & Wood
                                      -31-
required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 3.4 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

          (vi) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 3.4(vii) shall survive the payment of the Obligations and termination of this Agreement.

          3.5 Bank Certificates; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such Bank under Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.2, so long as such designation is not disadvantageous to such Bank. A certificate of a Bank as to the amount due under Section 3.1, 3.3 and
3.4 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Bank funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Eurodollar Bid Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1, 3.3 or 3.4 shall survive payment of the Obligations and termination of this Agreement.

                        ARTICLE IV:  CONDITIONS PRECEDENT

          4.1 Initial Credit Extension. The Banks shall not be required to make the initial Credit Extension hereunder unless the Company has furnished to the Agent, with sufficient copies for the Banks:

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                                      -32-

     (a) Copies of the articles or certificate of incorporation (or similar constitutive documents) of the Company and each Guarantor (collectively, the "Loan Parties"), together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization.

     (b) Copies, certified by the Secretary or Assistant Secretary of each Loan Party, of its By-Laws (or similar constitutive documents) and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents to which it is a party.

     (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signature of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

     (d) A certificate, signed by an Authorized Officer of the Company, stating that as of the date of the initial Credit Extension no Default or Unmatured Default has occurred and is continuing.

     (e) A written opinion of the Loan Parties' counsel, addressed to the Banks in substantially the form of Exhibit B hereto.

     (f)  Notes payable to the order of each of the Banks.

     (g) Evidence satisfactory to the Banks that the Existing Credit Agreement shall have been, or shall simultaneously with any initial Credit Extension hereunder be, terminated and all indebtedness and obligations thereunder shall have been, or shall simultaneously with any initial Credit Extension hereunder be, paid in full.

     (h) Such other documents as any Bank or its counsel may have reasonably requested.

          4.2 Each Credit Extension. No Bank shall be required to make any Credit Extension (including the initial Credit Extension, but except as otherwise set forth in Section 2.18(D) with respect to Ratable Loans for the purpose of repaying Swing Line Loans), unless on the applicable Borrowing Date:

     (a)  There exists no Default or Unmatured Default.

     (b) The representations and warranties (other than the representation contained in Section 5.5 which shall be made only as of the Closing
          Date) contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

     (c) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Banks and their counsel.

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                                      -33-

     Each Ratable Borrowing Notice or Swing Line Borrowing Notice and Competitive Bid Borrowing Notice, or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Bank may require a duly completed compliance certificate in substantially the form of Exhibit C hereto as a condition to making a Credit Extension.

                    ARTICLE V:  REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Banks that:

          5.1 Existence and Standing. Each of the Company and the Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except in those instances in which the failure to maintain such authority does not materially adversely affect the business or condition of the Company and the Subsidiaries taken as a whole.

          5.2 Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3 No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Restricted Subsidiary or (ii) the Company's or any Restricted Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any Restricted Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or a Restricted Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                                                      Sidley Austin Brown & Wood
                                      -34-

          5.4 Financial Statements. The December 31, 2001 audited consolidated financial statements and the September 30, 2001 unaudited consolidated financial statements of the Company and the Restricted Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and the Restricted Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5 Material Adverse Change. No material adverse change in the business, financial condition, prospects or results of operations of the Company and the Restricted Subsidiaries has occurred since the date of the financial statements referred to in Section 5.4.

          5.6 Taxes. The Company and the Restricted Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1997. No tax liens have been filed and no claims are being asserted with respect to any such taxes. To the best of the Company's knowledge and belief, the charges, accruals and reserves on the books of the Company and the Restricted Subsidiaries in respect of any taxes or other governmental charges are adequate.

          5.7 Litigation. Except as disclosed in the Company's financial statements referred to in Section 5.4 and the opinion of the Company's counsel referred to in Section 4.1(e), there is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Restricted Subsidiary which might materially adversely affect the business, financial condition or results of operations of the Company or the ability of the Company to perform its obligations under the Loan Documents. No material adverse change, as evidenced by the filing of a Form 8-K, in the litigation referred to in the opinion of the Company's counsel referred to in
Section 4.1(e) has occurred since the Closing Date. The Company is not, to the best of its knowledge and belief (i) in default with respect to any order, writ, injunction or decree of any court or (ii) in default in any material respect under any order, regulations (including but not limited to any environmental regulation), permit, license or demand of any federal, state, municipal or other governmental agency, the consequences of which would materially and adversely affect the business, properties or assets or the condition, financial or otherwise, of the Company.

          5.8 Subsidiaries. Schedule 1 hereto contains an accurate list of all of the presently existing Subsidiaries of the Company, setting forth, among other things, their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries and whether each Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

                                                      Sidley Austin Brown & Wood
                                      -35-

          5.9 ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $5,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan.

          5.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary to the Agent or to any Bank in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the book value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

          5.12 Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Company and its Subsidiaries or (ii) any agreement or instrument evidencing or governing Indebtedness.

          5.13 Subordinated Indebtedness. The Obligations constitute senior indebtedness which will be entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

          5.14 Compliance with Environmental Laws. Except as disclosed in the Company's financial statements referred to in Section 5.4, the Company and its Subsidiaries comply with all applicable Federal, state and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gases or liquid substances, the failure to comply with which could have a materially adverse effect on the Company, its Subsidiaries, their business and properties, taken as a whole. Except as disclosed in the Company's financial statements referred to in Section 5.4, the Company does not know of any liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) which could have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

          5.15 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the

                                                      Sidley Austin Brown & Wood
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

conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

          5.16 Ownership of Properties. Except as set forth on Schedule 2, on the Closing Date, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Agent as owned by the Company and its Subsidiaries.

          5.17 Plan Assets; Prohibited Transactions. The Company is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

          5.18 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.19 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                             ARTICLE VI: COVENANTS

     During the term of this Agreement, and until the Obligations are paid in full, unless the Required Banks shall otherwise consent in writing:

          6.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP"), and furnish to the Banks:

          (a) Annual Reports and Financial Statements. As soon as reasonably possible, and in any event within 90 days after the close of each fiscal year of the Company, (1) the balance sheet of the Company and the Restricted Subsidiaries as of the end of such fiscal year, setting forth in comparative form the corresponding figures as of the end of the preceding fiscal year, and (2) the statements of income, stockholders' equity and cash flows of the Company and the Restricted Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such balance sheet and statements shall be prepared in reasonable detail and in accordance with Agreement Accounting Principles and shall be prepared on a consolidated basis under the circumstances set forth in the first paragraph following subsection (i) of this Section 6.1; and such balance sheets and statements shall be accompanied by an opinion of independent public accountants of recognized national standing acceptable to the Banks, which opinion shall state that such financial statements

                                                      Sidley Austin Brown & Wood
                                      -37-
     were prepared in accordance with GAAP. In addition, such accountants will furnish to you a letter stating that in making their examination of such financial statements nothing came to their attention which caused them to believe that there was any Default by the Company in the performance or observance of any covenant of the Company contained herein insofar as such covenants pertain to accounting matters, provided that if in the course of their regular auditing procedure such accountants become aware of any other type of default, they shall disclose the same but such accountants shall have no responsibility for ascertaining the existence of any such Default. The Company agrees to supply you promptly with a copy of any letter, certificate or other writing supplied by its independent public accountants to any other person pertaining to whether such accountants have cause to believe that there has been any default by the Company under any other agreement or evidence of Indebtedness.

          (b) Quarterly Financial Statements. As soon as reasonably possible, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company, (1) the balance sheet of the Company and its Restricted Subsidiaries as of the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, and (2) the income and stockholders' equity and cash flows statements of the Company and Restricted Subsidiaries for such quarter and for the portion of the fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail (and prepared on a consolidated basis under the circumstances set forth in the first paragraph following subsection (i) of this Section 6.1) and certified as complete and correct by a principal financial officer of the Company.

          (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C hereto signed by the Vice President - Finance and Administration or the Vice President and Corporate Controller of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (d) During each fiscal year, within 30 days of receipt, a statement of the Unfunded Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.

          (e) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Vice President - Finance and Administration or the Vice President and Corporate Controller of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

          (f) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

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

          (g) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any Restricted Subsidiary files with the Securities and Exchange Commission.

          (h) Promptly after the end of each fiscal quarter revised Schedules 1, 2 and 3 to the Agreement if there are any additions or deletions to those Schedules.

          (i) Such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request.

     If, and so long as, the Company has (i) one or more Restricted Subsidiaries, the financial statements referred to in subsections (a) and (b) of this Section 6.1 shall be on a consolidated basis prepared in accordance with Agreement Accounting Principles, or (ii) one or more Unrestricted Subsidiaries, the Company shall deliver to the Agent, promptly after receipt thereof, copies of balance sheets and income and surplus and cash flows statements of each such Subsidiary, prepared in accordance with Agreement Accounting Principles, which are not included in the financial statements furnished pursuant to subsection
(a) of this Section 6.1, in the form delivered to the Company for the fiscal year of each such Subsidiary.

          6.2 Use of Proceeds. The Company will, and will cause each Restricted Subsidiary to, use the proceeds of the Credit Extensions to finance Acquisitions, other than Unfriendly Acquisitions, for working capital and general corporate purposes. The Company will not, nor will it permit any Restricted Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

          6.3     Financial Covenants.

          (A) Interest Coverage Ratio. The Company and the Restricted Subsidiaries will maintain a ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Interest Expense, as of the end of each fiscal quarter of the Company, such that the ratio calculated for such fiscal quarter and the preceding three fiscal quarters taken as one accounting period is at least 2.0 to 1.0.

          (B) Funded Indebtedness Limitation. At no time shall the Company permit the ratio of (i) Consolidated Funded Indebtedness of the Company and the Restricted Subsidiaries to (ii) Consolidated Capitalization to exceed
     0.55 to 1.00; provided that for purposes of this Section 6.3(B) all obligations incurred pursuant to Sections 6.18(2), (3), and (4) shall constitute Funded Indebtedness.

          6.4 Notice of Default. The Company will, and will cause each Restricted Subsidiary to, give prompt notice in writing to the Banks of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially adversely affect its business, properties or affairs or the ability of the Company to repay the Obligations within five days after the Company's senior management shall have the knowledge that an event constituting a Default or Unmatured Default or such a development has occurred.

          6.5 Conduct of Business. The Company will, and will cause each Restricted Subsidiary to, carry on and conduct its business in the fields of manufacturing, developing,

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                                      -39-
producing and selling products which are primarily in the chemical field and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except on those instances in which the failure to maintain all such authority does not materially adversely affect the business of the Company and the Restricted Subsidiaries taken as a whole.

          6.6 Taxes. The Company will, and will cause each Restricted Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          6.7 Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Bank upon request full information as to the insurance carried.

          6.8 Compliance with Laws. The Company will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except to the extent that such laws, rules, regulations, orders, writs, judgments, decrees or awards (or the application of any thereof to the Company or a Restricted Subsidiary thereof) are being contested by the Company by appropriate proceedings provided that neither the Company nor any Restricted Subsidiary shall be required to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted in those instances where the failure to maintain all such authority does not materially adversely affect the business or condition of the Company and the Restricted Subsidiaries taken as a whole.

          6.9 Maintenance of Properties. The Company will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that compliance with this Section 6.9 is made impossible by fire, flood, earthquakes, storm, natural disaster, strikes, accidents, inability to secure labor or other causes beyond the control of the Company and the Restricted Subsidiaries.

          6.10 Inspection. The Company will, and will cause each Restricted Subsidiary to, permit the Banks, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate.

          6.11 Dividends. The Company will not declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in common stock of the

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                                      -40-

Company) on any shares of capital stock of any class of the Company, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of capital stock of any class of the Company (collectively referred to as "Restricted Payments"), unless, immediately after giving effect to such action:

          the sum of

          (1) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in common stock of the Company) on, or distributions (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of, all shares of capital stock of all classes of the Company subsequent to December 31, 2001, and

          (2) the excess, if any, of the amounts applied to, or set apart for, the purchase, redemption or retirement of all shares of capital stock of all classes of the Company subsequent to December 31, 2001, over the sum of (i) such amounts as shall have been received as the net cash proceeds of sales of shares of capital stock of all classes of the Company subsequent to December 31, 2001, plus (ii) the aggregate principal amount of all indebtedness of the Company and its Subsidiaries converted into or exchanged for shares of capital stock of the Company subsequent to December 31, 2001, will not be in excess of (x) $30,000,000 plus (or minus in the case of a deficit) (y) the consolidated net income of the Company and its Restricted Subsidiaries accrued subsequent to December 31, 2001. The foregoing provisions of this Section 6.11 to the contrary notwithstanding (i) the Company may pay any dividend within 90 days of the date of its declaration if, on the date of declaration, such dividend could properly have been paid within the limitations of this Section 6.11 and (ii) the Company may pay regular dividends on or make payments or purchases required to be made at the time when made by the terms of any sinking fund, purchase fund or mandatory redemption requirement in respect of any outstanding shares of preferred stock of the Company originally issued for cash but all amounts so paid or applied pursuant to clauses (i) and (ii) above shall be included in any subsequent computation of Restricted Payments under this Section 6.11. The Company will not declare any dividend payable more than 90 days after the date of declaration thereof. The Company will not declare any dividend if a Default or Unmatured Default shall have occurred and be continuing.

          6.12    Indebtedness.

          (A) The Company will not create, incur, issue, assume, permit to exist or become or be liable, contingently or otherwise, in respect of any Current Indebtedness or Funded Indebtedness other than:

          (1) Unsecured Current Indebtedness arising in the ordinary course of business;

          (2)     Indebtedness represented by dividends declared as permitted by
     Section 6.11, but not yet paid;

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                                      -41-

          (3)     Unsecured Current Indebtedness for borrowed money;

          (4) Current Indebtedness representing amounts payable within one year in respect of any Funded Indebtedness permitted by this Section 6.12;

          (5) Funded Indebtedness, provided that after giving effect to the incurrence thereof the Company would be in compliance with Section 6.3(B).

          (B) Limitations on Restricted Subsidiaries. The Company will not cause, suffer or permit any Restricted Subsidiary to:

          (1) Issue or sell any shares of its capital stock or securities convertible into such capital stock except (a) issuance or sale of directors' qualifying shares, (b) issuance or sale to the Company or to any Wholly-Owned Restricted Subsidiary and (c) issuance or sale of additional shares of stock of any such Subsidiary to any holders thereof entitled to receive or purchase such additional shares through the declaration of a stock dividend or through the exercise of preemptive rights; or

          (2) Sell, assign, transfer or otherwise dispose of any shares of capital stock of any class of any other Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any other Restricted Subsidiary (except in each case to the Company or to a Wholly-Owned Restricted Subsidiary) unless such sale, assignment, transfer or other disposition shall meet all the conditions set forth in Section 6.20 which would be applicable to a similar disposition made by the Company; or

          (3) Consolidate with or merge into any other corporation or permit any other corporation to merge into it, except a merger into or consolidation with (a) the Company, (b) any Wholly-Owned Restricted Subsidiary or (c) any other corporation if, immediately thereafter, the surviving corporation shall be a Restricted Subsidiary and the Company shall be in full compliance with all the terms and provisions of this Agreement; or

          (4) Sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets except (a) to the Company or any Wholly-Owned Restricted Subsidiary or (b) in the case of a sale to any other person, in compliance with all applicable requirements of Section
     6.21 and Section 6.14; or

          (5) make any Investments or commitments to make Investments except as expressly permitted by Section 6.16.

Any corporation which becomes a Restricted Subsidiary after the Closing Date shall for all purposes of this Section 6.12(B) be deemed to have created, assumed or incurred, at the time it becomes a Restricted Subsidiary, all Indebtedness of such corporation existing immediately after it becomes a Restricted Subsidiary.

          6.13 Mergers and Consolidations. The Company will not consolidate with or merge into any other corporation, or permit any other corporation to merge into the Company, unless (a) the surviving or continuing corporation shall be the Company, and (b) no Default or Unmatured Default shall exist at the time of, or result from, such merger or consolidation, and

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                                      -42-

(c) after giving effect to such consolidation or merger the Company would be in compliance with Section 6.3(B).

          6.14 Sale of Assets. The Company will not, nor will it permit any Restricted Subsidiary to, lease, sell or otherwise dispose of all, or a substantial portion of, its property, assets or business to any other Person except for:

          (a)     Sales of inventory in the ordinary course of business,

          (b)     In addition to sales of inventory permitted by Section 6.14
     (a), the Company and the Restricted Subsidiaries may sell, lease and otherwise dispose of property, assets and businesses including the Phthalic Anhydride Line provided that, after giving effect to any such sale, lease or other disposition, the aggregate fair market value of all property, assets and businesses (other than inventory sold in the ordinary course of business and excluding the Phthalic Anhydride Line) sold, leased or otherwise disposed of by the Company and the Restricted Subsidiaries during any one fiscal year of the Company shall not exceed 15% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal year of the Company. Notwithstanding the above-referenced annual limitation on the fair market value of all assets sold, leased or disposed of, excluding the Phthalic Anhydride line, the aggregate amount of all assets, sold leased or otherwise disposed of pursuant to this Section 6.14 after December 31, 2001 shall not exceed $50,000,000 on a cumulative basis.

The Company will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

          6.15 Sale and Leaseback. The Company will not, nor will it permit any Restricted Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Restricted Subsidiary shall sell or transfer any manufacturing plant or equipment owned or acquired by the Company or any Restricted Subsidiary and then or thereafter rent or lease, as lessee, such property or any part thereof, or other property which the Company or any Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) the lease covering such property shall be for a term of not less than three years and (b) the Company could then incur Funded Indebtedness pursuant to
Section 6.12 in an amount not less than the capitalized value of the rentals payable by the Company or any Restricted Subsidiary, as the case may be, under such lease determined in accordance with Agreement Accounting Principles.

          6.16 Investments. The Company will not, nor will it permit any Restricted Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (a) Short-term obligations of, or fully guaranteed by, the United States of America,

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                                      -43-

          (b) Commercial paper rated A-l or better by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or P-l or better by Moody's Investors Service, Inc.,

          (c) Demand deposit accounts maintained in the ordinary course of business,

          (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $50,000,000,

          (e) Loans to officers and employees made in connection with their relocation and purchase of housing,

          (f) Loans to officers and employees in addition to those permitted by Section 6.16(e) provided that the aggregate amount of such additional loans shall not exceed $1,000,000 in the aggregate for the Company and the Restricted Subsidiaries at any one time outstanding,

          (g) Investments made by a Restricted Subsidiary in the Company or another Restricted Subsidiary, and

          (h) Investments of cash made by the Company or a Restricted Subsidiary in Persons other than the Company or a Restricted Subsidiary, provided, however, that notwithstanding any of the foregoing, the Company will not, nor will it permit any Restricted Subsidiary to make any Investment, or any commitment to any Investment, if immediately after giving effect to any such proposed Investment, whether made before or after the Closing Date, the aggregate amount of all of the Investments (other than such Investments existing as of December 31, 2001 as set forth on
     Schedule 3 attached hereto) (all such Investments to be taken at the cost thereof at the time of making such Investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed 30% of the Consolidated Tangible Net Worth plus long-term deferred tax liabilities of the Company and its Restricted Subsidiaries.

          6.17 Guaranties. The Company will not, nor will it permit any Restricted Subsidiary to, Guarantee any dividend, or Guarantee any obligation or Indebtedness, enter into or remain liable upon any Contingent Obligation of any other Person other than (i) an obligation or Indebtedness of a Restricted Subsidiary which such Subsidiary shall be authorized to incur pursuant to the provisions of this Agreement exclusive of Indebtedness permitted by clause (iii) of this Section 6.17 and obligations or Indebtedness secured by mortgages or Liens permitted under clauses (2), (3) and (4) of Section 6.18, (ii) Guaranties incurred in the ordinary course of business of the Company or of a Restricted Subsidiary and (iii) Indebtedness guaranteed by the Company to the extent permitted by Section 6.12(A)(5).

          6.18 Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur or suffer to be created or incurred or to exist any mortgage, Lien, security interest, charge or encumbrance of any kind on, or pledge of, any property or assets of any kind, real or personal, tangible or intangible, of the Company or any such Restricted Subsidiary, whether owned before or after the Closing Date, or acquire or agree to acquire any

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                                      -44-
property or assets of any kind under a conditional sale agreement or other title retention agreement or file or permit the filing of any financing statement under the Uniform Commercial Code or other similar notice under any other similar statute without equally and ratably securing this Agreement; provided, however, that the provisions of this Section 6.18 shall not prevent or restrict the creation, incurring or existence of any of the following:

          (1) Any mortgage, lien, security interest, charge or encumbrance on, or pledge of, any property or assets of any Restricted Subsidiary to secure Indebtedness owing by it to the Company or a Wholly-Owned Restricted Subsidiary;

          (2) Purchase money mortgages or other liens on real property (including leaseholds) and fixtures thereon, acquired by the Company or any Restricted Subsidiary, to secure the purchase price of such property (or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such mortgage or other lien), or mortgages or other liens existing on any such property at the time of acquisition of such property by the Company or by Restricted Subsidiary, whether or not assumed, or any mortgage or Lien on real property of Restricted Subsidiary, provided that at the time of the acquisition of the property by the Company or a Restricted Subsidiary, or at the time of the acquisition of the Restricted Subsidiary by the Company, as the case may be, (a) the principal amount of the Indebtedness secured by each such mortgage or Lien, plus the principal amount of all other indebtedness secured by mortgages or Liens on the same property, shall not exceed 75% of the fair value thereof (without deduction of the Indebtedness secured by mortgages or Liens on such property) at the time of the acquisition thereof by the Company or Restricted Subsidiary, whichever is the lesser, (b) every mortgage or Lien shall apply only to the property originally subject thereto and fixed improvements constructed thereon.

          (3) Refundings or extensions of the mortgages or Liens permitted in the foregoing subsection 6.18(2) for amounts not exceeding the principal amounts of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and applying only to the same property theretofore subject to the same and fixed improvements constructed thereon;

          (4) the owning or acquiring or agreeing to acquire machinery or equipment useful for the business of the Company or any Restricted Subsidiary subject to or upon chattel mortgages or conditional sale agreements or other title retention agreements;

          (5) Deposits, liens or pledges to enable the Company or any Restricted Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure public or statutory obligations of the Company or any Restricted Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Restricted Subsidiary is a party, but, as to all of the foregoing, only if the same shall arise and continue in the ordinary course of business; or other similar deposits or pledges made and continued in the ordinary course of business;

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                                      -45-

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          (6)     Mechanic's, workmen's, repairmen's or carriers' Liens, but only if arising, and only so long as continuing, in the ordinary course of business; or other similar Liens arising and continuing in the ordinary course of business; or deposits or pledges in the ordinary course of business to obtain the release of any such Liens;

          (7) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any such Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Restricted Subsidiary is a party;

          (8) Liens for taxes not yet subject to penalties for non-payment or contested in good faith where adequate reserves have been set aside, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of such Restricted Subsidiary owning the same;

          (9) Liens in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States Government contract, and resulting from the acceptance of progress or partial payments under United States Government contracts or subcontracts thereunder;

          (10) Inchoate liens arising under the ERISA to secure contingent liabilities; and

          (11)    Any arrangement permitted by Section 6.15 of Article VI.

provided, however, that (i) the aggregate amount of all liens permitted by
Section 6.18(2) and Sections 6.18(3) and 6.18(4) shall not exceed an amount equal to 15% of Consolidated Tangible Net Worth plus long-term deferred tax liabilities and (ii) the aggregate unpaid principal amount of all Indebtedness of the Company or any Restricted Subsidiary secured pursuant to the provisions of Section 6.18(2), 6.18(3) and 6.18(4) shall not at any time exceed 30% of Consolidated Tangible Net Worth plus long-term deferred tax liabilities.

          6.19 Purchase of Stocks. The Company will not, nor will it permit any Restricted Subsidiary to extend credit to others for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U) or use any of the proceeds of the loans made under this Agreement (a) to purchase or carry any "margin stock" if, after giving effect to such purchase, more that 25% of the book value of the consolidated assets of the Company and the Restricted Subsidiaries subject to Section 6.14 or Section 6.18 consist of "margin stock" or (b) to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

          6.20 Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries. The Company will not sell, assign, transfer or otherwise dispose of (except to a

                                                      Sidley Austin Brown & Wood
                                      -46-

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wholly-owned Restricted Subsidiary) any shares of capital stock of any class of any Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any such Restricted Subsidiary, unless (i) all of the capital stock and other securities and the entire Indebtedness of such Restricted Subsidiary at the time owned by the Company and by all its other Restricted Subsidiaries shall be sold, assigned, transferred or otherwise disposed of, at the same time, for cash, (ii) such Restricted Subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (a) any shares of capital stock of any class or any other security or any Indebtedness of any other Restricted Subsidiary of the Company which is not being simultaneously disposed of as permitted by this Section 6.20 or (b) any Indebtedness of the Company, and
(iii) such sales, assignment or transfer is permitted by Section 6.13 or Section
6.14 hereof.

          6.21 Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary would obtain in a comparable arms-length transaction.

          6.22 Addition of Guarantors. As promptly as possible but in any event within thirty (30) days after any Domestic Subsidiary (other than any SPV) becomes a Restricted Subsidiary of the Company, the Company shall cause each such Restricted Subsidiary to deliver to the Agent a duly executed Guaranty pursuant to which such Restricted Subsidiary agrees to be bound by the terms and provisions of the Guaranty.

                              ARTICLE VII: DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

          7.1 Breach of Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Company or any Restricted Subsidiary to the Banks or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false as of the date on which made or deemed made.

          7.2 Payment Default. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3 Breach of Certain Covenants. The breach by the Company of any of the terms or provisions of Article VI.

          7.4 Breach of Other Provisions. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Bank.

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                                      -47-

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          7.5     Default on Material Indebtedness. Failure of the Company or
any Restricted Subsidiary to pay any Indebtedness in a principal amount greater than $2,500,000 when due; or the default by the Company or any Restricted Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

          7.6 Voluntary Insolvency Proceedings. The Company or any Restricted Subsidiary shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (g) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7 Involuntary Insolvency Proceedings. Without the application, approval or consent of the Company or any Restricted Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Restricted Subsidiary or any substantial part of its property, or a proceeding described in Section 7.6(e) shall be instituted against the Company or any Restricted Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          7.8 Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Company or any Restricted Subsidiary.

          7.9 Judgments. The Company or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

          7.10 ERISA Matters. The Unfunded Liabilities of all Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

          7.11 Change of Control. Any Person or Persons other than Stepan Family acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of the Company; or during any period of twelve (12) consecutive months, commencing before or after the Closing Date,

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                                      -48-

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individuals who at the beginning of such twelve-month period were directors of the Company cease for any reason to constitute a majority of the board of directors of the Company.

          7.12 Off-Balance Sheet Liabilities. Other than at the request of an Affiliate of the Company party thereto (as permitted thereunder), an event shall occur which (i) permits the investors in respect of Off-Balance Sheet Liabilities of the Company or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $2,500,000, to require amortization or liquidation of such Off-Balance Sheet Liabilities and (x) such event is not remedied within ten (10) days after the occurrence thereof or (y) such investors shall require amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such event, or (ii) results in the termination or reinvestment of collections or proceeds of accounts or note receivables, as applicable, under the documents and other agreements evidencing such Off-Balance Sheet Liabilities.

          7.13 Guarantor Revocation. Any guarantor of the Obligations shall deny, disaffirm, terminate or revoke any of its obligations under the applicable Guaranty (except in accordance with Section 10.15 hereof) or breach any of the material terms of such Guaranty.

   ARTICLE VIII: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          8.1     Acceleration; Facility LC Collateral Account.

          (i) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Banks to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Bank and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Banks may (a) terminate or suspend the obligations of the Banks to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives, and (b) upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make

                                                      Sidley Austin Brown & Wood
                                      -49-
     demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Company to the Banks or the LC Issuer under the Loan Documents.

          (iv) At any time while any Default is continuing, neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Company or paid to whomever may be legally entitled thereto at such time.

          (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Banks to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Company) and any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall so direct, the Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

          8.2 Amendments. Subject to the provisions of this Article VIII, the Required Banks (or the Agent with the consent in writing of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

          (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon.

          (ii) Reduce the percentage specified in the definition of Required Banks.

          (iii) Extend or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.4, or increase the amount of the Commitment of any Bank hereunder or the commitment to issue Facility LCs, or permit the Company to assign its rights under this Agreement.

          (iv) Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor of the Obligations or any substantial portion of the collateral, if any, securing the Obligations.

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                                      -50-

          (v)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender.

          8.3 Preservation of Rights. No delay or omission of the Banks, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Banks until the Obligations have been paid in full.

                         ARTICLE IX: GENERAL PROVISIONS

          9.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Notes and the making of the Credit Extensions herein contemplated.

          9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3 Taxes. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

          9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Agent, the LC Issuer and the Banks and supersede all prior agreements and understandings among the Company, the Agent, the LC Issuer and the Banks relating to the subject matter thereof other than the fee letter described in Section 10.13.

          9.6 Several Obligations. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any

                                                      Sidley Austin Brown & Wood
                                      -51-

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of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Section 9.7, 9.11 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

          9.7 Expenses; Indemnification. The Company shall reimburse the Agent, the Arranger, the LC Issuer and the Banks for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Banks, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Banks) paid or incurred by the Agent, the Arranger, the LC Issuer or any Bank in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of the Loan Documents. The Company further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder. The obligations of the Company under this Section shall survive the termination of this Agreement.

          9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Banks.

          9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

          9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.11 Nonliability of Banks. The relationship between the Company on the one hand and the Banks, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arranger, the LC Issuer nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent, the Arranger, the LC Issuer nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions

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                                      -52-
contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

          9.12 Confidentiality. Each Bank agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Banks and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Bank or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Bank is a party, (vi) to such Bank's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by
Section 13.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder.

          9.13 Nonreliance. Each Bank hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

          9.14 Disclosure. The Company and each Bank hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Company and its Affiliates.

                              ARTICLE X: THE AGENT

          10.1 Appointment; Nature of Relationship. The Bank One, NA is hereby appointed by each of the Banks as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Banks within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

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                                      -53-

          10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

          10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

          10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (f) the financial condition of the Company or of any of the Company's Subsidiaries. The Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Agent at such time, but is voluntarily furnished by the Company to the Agent (either in its capacity as Agent or in its individual capacity).

          10.5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Banks and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

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                                      -54-

          10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          10.8 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Banks under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

          10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Bank or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks.

          10.10 Rights as a Bank. In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

          10.11 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                                                      Sidley Austin Brown & Wood
                                      -55-

          10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Company and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Banks, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Company or any Bank, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Banks may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

          10.13 Agent's Fee. The Company agrees to pay to the Agent, for its own account, the fees agreed to by the Company and the Agent pursuant to that certain letter agreement dated April 4, 2002, or as otherwise agreed from time to time.

          10.14 Delegation to Affiliates. The Company and the Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

          10.15 Release of Guarantors. Upon the liquidation or dissolution of any Guarantor, or the sale of all of the capital stock of any Guarantor owned by the Company and its Subsidiaries, in each case which does not violate the terms of any Loan Document or is otherwise consented to in writing by the Required Banks or all of the Banks, as applicable, such Guarantor shall be automatically released from all obligations under the Guaranty and any other Loan Documents to which it is a party (other than contingent indemnity obligations), and upon at least five (5) Business Days' prior written request by the Company, the Agent shall (and is

                                                      Sidley Austin Brown & Wood
                                      -56-
hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty and such other Loan Documents; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations of the Company, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of the Company or any Subsidiary in respect of the proceeds of any such sale retained by the Company or any Subsidiary.

                      ARTICLE XI: SETOFF; RATABLE PAYMENTS

          11.1 Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any holder of a participation in a loan may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Company in the amount of the participation.

          11.2    Ratable Payments.

          (A) At any time when no Default shall be continuing, if any Bank, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Sections 3.1, 3.2, 3.3 or 3.4 or payments of principal or interest on Competitive Bid Loans when due) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure (calculated exclusive of all outstanding Competitive Bid Loans) held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure (calculated exclusive of all outstanding Competitive Bid Loans).

          (B) At any time a Default shall be continuing, if any Bank, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Sections 3.1, 3.2, 3.3 or 3.4) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.

          (C) If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding

                                                      Sidley Austin Brown & Wood
                                      -57-

     Credit Exposure. In case any such payment described in this Section 11.2 is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                              ARTICLE XII: NOTICES

          12.1 Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company in accordance with the provisions of this Section 12.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

          12.2 Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

   ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with
Section 13.3.1. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Bank which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3.1. in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Outstanding Credit Exposure or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Outstanding Credit Exposure (whether or not a Note has been issued in evidence thereof), shall

                                                      Sidley Austin Brown & Wood
                                      -58-
be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Outstanding Credit Exposure.

          13.2    Participations.

          13.2.1. Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

          13.2.2. Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases all or substantially all of the collateral, if any, securing any such Credit Extension.

          13.2.3. Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Bank.

          13.3    Assignments.

          13.3.1. Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan

                                      -59-
                                                      Sidley Austin Brown & Wood

Documents pursuant to an Assignment Agreement substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto (an "Assignment Agreement"). The consent of the Company and the Agent shall be required prior to an Assignment Agreement becoming effective with respect to a Purchaser which is not a Bank or an Affiliate thereof or an Approved Fund; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment pursuant to an Assignment Agreement (other than an assignment to a Purchaser that is a Bank or an Affiliate of a Bank or an Approved Fund) shall (unless each of the Company and the Agent otherwise consents) be in an amount not less than the lesser of (i) $1,000,000 or (ii) the remaining amount of the assigning Bank's Commitment (calculated as at the date of such assignment).

          13.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Section 13.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such Assignment Agreement, such Assignment Agreement shall become effective on the effective date specified therein. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. In the case of an assignment covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a Bank hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section
     13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.1(f), the transferor Bank, the Agent and the Company shall, if the transferor Bank or the Purchaser desires that its Outstanding Credit Exposure be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          13.3.3 Register. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and

                                                      Sidley Austin Brown & Wood
                                      -60-
     addresses of the Banks, and the Commitments of, and principal amounts of the Loans and other Credit Extensions owing to, such Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          13.4 Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports.

          13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.4(iv).

                            ARTICLE XIV: COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent, the LC Issuer and the Banks and each party has notified the Agent by telex or telephone, that it has taken such action.

    ARTICLE XV: CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

          15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          15.2 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF

                                                      Sidley Austin Brown & Wood
                                      -61-

ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE AGENT, THE LC ISSUER OR ANY BANK OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          15.3 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, THE LC ISSUER AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                                      Sidley Austin Brown & Wood
                                      -62-

          IN WITNESS WHEREOF, the Company, the Banks, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


                                 STEPAN COMPANY


                                 By:
                                    --------------------------------------------
                                 Name:   James E. Hurlbutt
                                 Title:  Vice President and Corporate Controller


                                 Edens and Winnetka Road
                                 Northfield, Illinois 60093
                                 Attention:  Treasury Department
                                 Facsimile No.: (847) 446-2843
                                 Confirmation No: (847) 501-2164
                                 E-Mail Address: jhurlbutt@stepan.com

Signature Page to Revolving Credit Agreement
Dated May, 2002
                                                      Sidley Austin Brown & Wood

                                 BANK ONE, NA (MAIN OFFICE-CHICAGO),
                                 as Agent, as LC Issuer and as a Bank


                                 By:
                                   --------------------------------------------
                                 Name:  Diane Faunda
                                 Title: Director, Capital Markets


                                 Bank One Plaza
                                 Chicago, Illinois  60670
                                 Attention:  Diane M. Faunda,
                                             Director, Capital Markets
                                 Facsimile No.: (312) 732-5161
                                 Confirmation No: (312) 732-1612
                                 E-Mail Address: diane_m_faunda@bankone.com

Signature Page to Revolving Credit Agreement
Dated May, 2002
                                                      Sidley Austin Brown & Wood

                                 HARRIS TRUST AND SAVINGS BANK, as a Bank


                                 By:
                                    -------------------------------------------
                                 Name:  Mark W. Piekos
                                 Title: Vice President


                                 111 West Monroe Street
                                 Chicago, Illinois 60690
                                 Attention:   Mark W. Piekos (111/10W)
                                 Facsimile No.:  (312) 293-4856
                                 Confirmation No:  (312) 461-2246
                                 E-Mail Address:  mark.piekos@harrisbank.com

Signature Page to Revolving Credit Agreement
Dated May, 2002
                                                      Sidley Austin Brown & Wood

                                 BANK OF AMERICA, N.A., as a Bank


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:


                                 231 South LaSalle Street
                                 Chicago, Illinois  60697
                                 Attention: Chris Buckner
                                 Facsimile No.:  (312) 974-2109
                                 Confirmation No:  (312)828-2732
                                 E-Mail Address: chris.buckner@bankofamerica.com

Signature Page to Revolving Credit Agreement
Dated May, 2002
                                                      Sidley Austin Brown & Wood

                                PRICING SCHEDULE

             APPLICABLE           LEVEL I        LEVEL II        LEVEL III       LEVEL IV
               MARGIN              STATUS         STATUS          STATUS          STATUS
           -------------------------------------------------------------------------------
           Eurodollar Rate         0.625%         0.750%          1.000%          1.375%
           -------------------------------------------------------------------------------
           Alternate Base Rate     0.000%         0.000%          0.000%          0.125%
           ===============================================================================

               APPLICABLE         LEVEL I        LEVEL II        LEVEL III       LEVEL IV
                FEE RATE           STATUS         STATUS          STATUS          STATUS
           ===============================================================================
           Commitment Fee          0.125%         0.150%          0.200%          0.250%
           ===============================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(a) or (b).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization is less than
0.35 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization is less than or equal to 0.45 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization is less than or equal to 0.50 to 1.00.

     "Level IV Status" exists at any date if the Company has not qualified for Level I Status, Level II Status or Level III Status.

     "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the

                                                      Sidley Austin Brown & Wood

Company fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                                      Sidley Austin Brown & Wood
                                        2

                               COMMITMENT SCHEDULE

         BANK                                      COMMITMENT
         -------------------------------------------------------
         Bank One, NA                             $  25,000,000

         Harris Trust & Saving Bank               $  20,000,000

         Bank of America, N.A.                    $  15,000,000


         AGGREGATE COMMITMENT                     $  60,000,000

                                                      Sidley Austin Brown & Wood
                                        3

                                   EXHIBIT A-1

                                  RATABLE NOTE

$____________                                             [_________], 2002

     On the Facility Termination Date, Stepan Company, a Delaware corporation (the "Company"), promises to pay to the order of (the "Bank") the lesser of the principal sum of ___________________________ Dollars or the aggregate unpaid principal amount of all Ratable Loans made by the Bank to the Company pursuant to Article II of the Revolving Credit Agreement (the "Agreement") hereinafter referred to, in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder.

     This Ratable Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of May 3, 2002 among the Company, Bank One, NA, individually and as Agent, and the banks named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Ratable Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                 STEPAN COMPANY

                                 By:
                                     ---------------------------------------

                                 Title:
                                       -------------------------------------

                                                      Sidley Austin Brown & Wood
                                        4

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                         RATABLE NOTE OF STEPAN COMPANY,
                             DATED [_________], 2002

                   Principal      Maturity       Principal
                   Amount of     of Interest       Amount        Unpaid
         Date         Loan         Period          Paid         Balance
         ----      ----------    ----------      ---------      -------

                                                      Sidley Austin Brown & Wood
                                        5

                                   EXHIBIT A-2
                              COMPETITIVE BID NOTE

                                                                    [Date]

     Stepan Company, a Delaware corporation (the "Company"), promises to pay to the order of ____________________________________ (the "Bank") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Company pursuant to Section 2.19 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay the principal of and accrued and unpaid interest on each Competitive Bid Loan on the last day of the Interest Period applicable thereto.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

     This Competitive Bid Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of May 3, 2002 among the Company, Bank One, NA, individually and as Agent, and the banks named therein, to which Agreement, as it may be amended from time to time, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Competitive Bid Note, including the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                 STEPAN COMPANY

                                 By:
                                    --------------------------------------

                                 Title:
                                       -----------------------------------

                                                      Sidley Austin Brown & Wood
                                        6

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                     COMPETITIVE BID NOTE OF STEPAN COMPANY,
                             DATED [_________], 2002

                   Principal      Maturity       Principal
                   Amount of     of Interest       Amount        Unpaid
         Date         Loan         Period          Paid         Balance
         ----      ----------    ----------      ---------      -------

                                                      Sidley Austin Brown & Wood
                                        7

                                    EXHIBIT B

                                                         May 3, 2002

The Banks who are parties to the
Credit Agreement described below.

Gentlemen/Ladies:

          I am counsel for Stepan Company (the "Company") and have represented the Company in connection with its execution and delivery of an Revolving Credit Agreement among the Company, Bank One, NA, individually, as LC Issuer and as Agent, and the Banks named therein, providing for Credit Extensions in the original aggregate principal amount up to $60,000,000 and dated as of May 3, 2002 (the "Agreement"). All capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

          I have examined the Company's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

          l. Each of the Company and each Subsidiary is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

     (a)  require any consent of the Company's shareholders;

     (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Company or any Subsidiary; or

     (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Company or any Subsidiary.

          3. The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights

                                                      Sidley Austin Brown & Wood
                                        8
generally and subject also to the availability of equitable remedies if equitable remedies are sought.

          4. Except as disclosed in the Company's financial statements referred to in Section 5.4 of the Credit Agreement, there is no litigation or proceeding against the Company or any Subsidiary which, if adversely determined, would materially adversely affect the business or condition of the Company or any Subsidiary.

          5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any Subsidiary, is required to be obtained by the Company or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Company of the Obligations.

          This opinion may be relied upon by the Agent, the LC Issuer the Banks and their participants, assignees and other transferees.

                                 Very truly yours,

                                 Name:
                                      --------------------------------
                                 Vice President, Secretary and General
                                   Counsel

                                                      Sidley Austin Brown & Wood
                                        9

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

To:  The Banks parties to the
     Credit Agreement Described Below

          This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of May 3, 2002, among the Company, the banks party thereto and Bank One, NA as Agent for the Banks (the "Agreement"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

  THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected [Vice President - Finance and Administration][Vice President and Corporate Controller] of the Company;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

-------------------------------------------------
-------------------------------------------------
-------------------------------------------------

                                       10             Sidley Austin Brown & Wood

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, 20_____.

                                 Name:---------------------
                                 Title:

                                                      Sidley Austin Brown & Wood
                                       11

                                    [SAMPLE]

                         SCHEDULE I TO COMPLIANCE REPORT

                                Calculation Test

1.  Interest Coverage Ratio
    a.       Consolidated Earnings Before Interest
             and Taxes for quarter ended __________
             plus preceding three quarters                 _________

    b.       Consolidated Interest Expense for
             quarter ended _________ plus preceding
             three quarters                                _________

                                                   a : b            ___to 1.0
                                                                    [2.0 to 1.0]

2.  Dividend Limitation
    a.       Restricted Payments since December 3
             1, 2001                                       _________

    b.       $30,000,000 + Consolidated Net Income-
             Consolidated Net Loss since
             December 3 1, 2001                            _________
                                                   a + b   _________

3.  Funded Indebtedness Limitation
    a.       Consolidated Funded Indebtedness              _________

    b.       Guaranties                                    _________

    c.       Unfunded Liabilities                          _________

    d.       Consolidated Capitalization                   _________

                                                   a+b+c
                                                   -----
                                                     d              ___ to 1.0
                                                                    [.55 to 1.0]

4.  Sale of Assets
    a.       Assets sold since December 31, 2001           ________ $50,000,000

    b.       Assets sold during FY ______, 20__            ____      15%

    c.       Consolidated Tangible Assets                  _________
                                                           b : c    _______

                                                    Sidley Austin Brown & Wood
                                       12

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1     Assignor:
                 ------------------------------------------

2.    Assignee:
                 ------------------------------------------[and is an
Affiliate/Approved Fund of [identify Bank]/1/]

3.    Borrower:  STEPAN COMPANY

4.    Agent:     Bank One, NA, as the agent under the Credit Agreement.

5. Credit Agreement: The Revolving Credit Agreement dated as of May 3, 2002 among Stepan Company, the Banks party thereto, Bank One, NA, as Agent, and the other agents party thereto.

                                                      Sidley Austin Brown & Wood
                                       13

6.    Assigned Interest:

Facility Assigned               Aggregate Amount of         Amount of Commitment/             Percentage Assigned of
                                Commitment/ Outstanding     Outstanding Credit Exposure       Commitment/ Outstanding Credit
                                Credit Exposure for all     Assigned*                         Exposure/2/
                                Banks*
------------------------------- --------------------------- --------------------------------- ---------------------------------
____________/3/                 $                           $                                 _______%

____________                    $                           $                                 -------%

____________                    $                           $                                 -------%

7.    Trade Date:                                            /4/
                 ____________________________________________

Effective Date: ____________________, 20__ TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

      The terms set forth in this Assignment and Assumption are hereby agreed to:

                                 ASSIGNOR
                                 [NAME OF ASSIGNOR]

                                 By:
                                    ------------------------------------
                                     Title:

                                 ASSIGNEE
                                 [NAME OF ASSIGNEE]

                                 By:
                                    ------------------------------------
                                     Title:

[Consented to and]/5/ Accepted:

BANK ONE, NA, as Agent

By:
   ------------------------------
Title:

[Consented to:]6

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
/2/ Set forth,to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.
/3/ Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g.
"Revolving Credit Commitment," "Term Loan Commitment,", etc.)

                                                      Sidley Austin Brown & Wood
                                       14

/4/ Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
/5/ To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
/6/ To be added only if the consent of the Company and/or other parties
(e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.


[NAME OF RELEVANT PARTY]

By:
   ------------------------------
Title:

                                                      Sidley Austin Brown & Wood
                                       15

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and

                                                      Sidley Austin Brown & Wood
                                       16

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

          2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                                                      Sidley Austin Brown & Wood
                                       17

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                                      Sidley Austin Brown & Wood
                                       18

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                                      Sidley Austin Brown & Wood
                                       19

                                    EXHIBIT E

                          COMPETITIVE BID QUOTE REQUEST
                                (Section 2.19(B))

                                                         __________, ______

To:   Bank One, NA,
        as  agent (the "Agent")

From: Stepan Company (the "Company")

Re: Revolving Credit Agreement dated as of May 3, 2002 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Company, the lenders from time to time party thereto and Bank One, NA, as Agent

      1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

      2. We hereby give notice pursuant to Section 2.19(B) of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

      Borrowing Date: _________, ____

          Principal Amount/1/                            Interest Period/2/

          $-------------                                 -------------

      3. Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

      4. Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article V of the Agreement.

                                 STEPAN COMPANY

                                 By:
                                    -------------------------------
                                 Title:
                                      -----------------------------

----------
  /1/ Amount must be at least $500,000 and an integral multiple of $100,000.
  /2/ One, two, three or six months (Eurodollar Auction) or at least 1 and up to 30 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period.


                                                      Sidley Austin Brown & Wood
                                       20

                                    EXHIBIT F

                      INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.19(C))

                                                         __________, ______

To: Each of the Banks party to the Agreement referred to below

Re:   Invitation for Competitive Bid Quotes to
      Stepan Company (the "Company")

      Pursuant to Section 2.19(C) of the Revolving Credit Agreement dated as of May 3, 2002 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Company, the lenders from time to time party thereto and Bank One, NA, as Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Advance(s):

Borrowing Date:  _________, ____

          Principal Amount                               Interest Period

          $-------------                                 ---------------

      Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.19(D) of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

      Please respond to this invitation by no later than 10:30 a.m. (Chicago time) on _________, ____.

                                 BANK ONE, NA,  as Agent

                                 By:
                                   --------------------------------------

                                 Title:
                                       ----------------------------------

                                                      Sidley Austin Brown & Wood
                                       21

                                    EXHIBIT G

                              COMPETITIVE BID QUOTE
                                (Section 2.19(D))

To:   Bank One, NA,
        as Agent

Re:   Competitive Bid Quote to Stepan Company (the "Company")

      In response to your invitation on behalf of the Company dated _________, ____, we hereby make the following Competitive Bid Quote pursuant to
Section 2.19(D) of the Agreement hereinafter referred to and on the following terms:

1.    Quoting Bank: ________________

2.    Person to contact at Quoting Bank: ________________

3.    Borrowing Date: _______________3

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal      Interest       [Competitive        [Absolute      Minimum/Maximum
         Amount/4/     Period/5/       Bid Margin/6/]       Rate /7/]       Amount /8/
         ---------     ---------       --------------      ----------     ---------------
         $________     _________       ______________      __________     _______________

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement dated as of May 3, 2002 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Company, the lenders from time to time party thereto and Bank One,

----------
  /3/ As set forth in the Invitation for Competitive Bid Quotes.
  /4/ Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $500,000 and an integral multiple of $1,000,000.
  /5/ One, two, three or six months or at least 1 and up to 30 days, as specified in the related Invitation For Competitive Bid Quotes.
  /6/ Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/1000 of 1%) and specify whether "PLUS" or "MINUS".
  /7/ Specify rate of interest per annum (rounded to the nearest 1/1000 of 1%). /8/ Specify minimum or maximum amount, if any, which the Company may accept
(see Section 2.19(D)(ii)(d)).

                                                      Sidley Austin Brown & Wood
                                       22

NA, as Agent,irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

                                       Very truly yours,

                                       [NAME OF BANK]

                                       By:
                                          -------------------------------

                                       Title:
                                            -----------------------------

                                                      Sidley Austin Brown & Wood
                                       23

                                  SCHEDULE "1"

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 6.16)

                                               Amount of        Percent         Restricted or      Jurisdiction of
Investment In                Owned By          Investment       Ownership       Unrestricted        Organization
-------------                --------          ----------       ---------       -------------      ---------------
Stepan Europe S.A.           Company           $ 26,762,000       100%          Unrestricted       France
Stepan Canada, Inc.          Company           $    880,000       100%          Unrestricted       Canada
Stepan Mexico, S.A. de C.V.  Company           $  5,754,000       100%          Unrestricted       Mexico
Stepan Quimica Ltda.         Company           $    221,000       100%          Unrestricted       Brazil
Stepan Colombiana            Company           $  4,311,000       100%          Unrestricted       Colombia
de Quimicos
Stepan UK Limited            Stepan Europe              N/A       100%          Unrestricted       England and Wales
                             S.A.
Stepan Deutschland GmbH      Stepan Europe              N/A       100%          Unrestricted       Germany
                             S.A.
Stepan Philippines           Company           $  8,814,000        50%          Unrestricted       Philippines

                                                      Sidley Austin Brown & Wood

                                  SCHEDULE "2"

                             INDEBTEDNESS AND LIENS
                       (See Sections 6.12, 6.15 and 6.18)

                                                            Maturity and
Indebtedness     Indebtedness         Property              Amount of
Incurred By         Owed To      Encumbered (If Any)        Indebtedness
------------     ------------    -------------------        ------------

                                      NONE

                                                      Sidley Austin Brown & Wood

                                  SCHEDULE "3"

                                 LONG TERM DEBT
                              (See Section 6.1(h))

9.7% Promissory Note (1991)

7.22% Promissory Notes, Series A and B

7.69% Promissory Notes, Series A

7.77% Promissory Notes, Series B

6.59% Promissory Notes

                                                      Sidley Austin Brown & Wood